                                                             EXHIBIT 10.22

                        RELEASE AND SETTLEMENT AGREEMENT


          THIS RELEASE AND SETTLEMENT AGREEMENT ("Agreement") is made and entered into this 18th day of July, 1997 by and between Rykoff-Sexton, Inc. (hereinafter "the Company") and Thomas G. McMullen (hereinafter "Mr. McMullen").

                                   WITNESSETH:

          WHEREAS, the Company and Mr. McMullen entered into a certain Employment Agreement dated as of May 17, 1996 ("Employment Agreement"); and

          WHEREAS, the Company and Mr. McMullen entered into a certain Change In Control Agreement dated as of June 10, 1997 ("Change In Control Agreement"); and

          WHEREAS, Mr. McMullen has tendered his resignation as Executive Vice President of the Company; and

          WHEREAS, the Company and Mr. McMullen have agreed to resolve all matters between them, except as otherwise expressly set forth herein; and

          WHEREAS, the Company and Mr. McMullen wish to enter into an agreement that is binding on each of them; and

          WHEREAS, Mr. McMullen understands and agrees that the Company's willingness to enter into this Agreement is conditioned on Mr. McMullen's agreement to be bound by various provisions, including, but not limited to, non-competition, non-solicitation, non-disparagement and release provisions; and

          WHEREAS, the parties intend and agree that various provisions, including but not limited to, non-competition, non-solicitation, non-disparagement and release provisions, inure to the benefit of and may be enforced by the Company's successors and assigns; and

          WHEREAS, the Company has accepted Mr. McMullen's resignation;

          NOW, THEREFORE, in consideration of the mutual covenants and promises of the parties to this Agreement, including but not limited to the Company's agreement to pay Mr. McMullen, subsequent to his resignation, the payments described in this Agreement, the Company and Mr. McMullen agree as follows:

          1    RESIGNATIONS.  Mr. McMullen hereby submits and the Company hereby accepts his irrevocable written resignation as Executive Vice President, as an employee of the Company, and as a director and officer of the Company's subsidiaries and affiliates, effective as of July 22, 1997 (hereinafter the "Termination Date"). From


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and after the Termination Date, Mr. McMullen shall no longer be an elected officer of the Company or an officer or director of any of its subsidiaries or affiliates and, except for the purposes of the indemnification set forth in Section 13 of this Agreement, shall not for any purpose be considered to be or treated as an elected officer of the Company or an officer or director of any of its subsidiaries or affiliates. For purposes of the exercise by Mr. McMullen of stock options under the Company's stock option plans, Mr. McMullen's employment with the Company shall be deemed to have been terminated without cause (as defined in the applicable plan).

          2    SEVERANCE PAYMENTS.

          (a) The Company and Mr. McMullen agree that he shall receive the following in connection with his termination:

               (i) A severance payment in the amount of $350,000, less applicable withholding, upon expiration of the seven day revocation period set forth in Section 9 below;

               (ii) Payment of $175,000 per year for three years subsequent to the execution of this Agreement, less applicable withholding, payable in accordance with the Company's regular payroll schedule. In the event of Mr. McMullen's death prior to the expiration of this three-year period, the remaining payments shall be paid to Mr. McMullen's designated beneficiary, or, if none, then to his estate;

               (iii) Continuation, for the three-year period referenced in (ii) above, of (A) benefits from all employee welfare benefit plans in which Mr. McMullen was entitled to participate immediately prior to the Termination Date, as such plans may be amended and replaced from time to time, (B) his car allowance in the current amount, and (C) after expiration of the three-year period referenced in (ii) above, Mr. McMullen may elect to continue health coverage at his cost and to the extent available under the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA");

               (iv) As of the Termination Date, all of Mr. McMullen's outstanding stock options as set forth in Exhibit A shall become immediately exercisable and shall be honored by the Company in accordance with their respective terms;

               (v) Extension by the Company by one year of the maturity date on that certain Tax Note with a current balance of $300,000;

               (vi) The forgiveness by the Company of the Tax Note together with accrued interest thereon one year from the date hereof, provided that Mr. McMullen has fulfilled his obligations pursuant to Section 6 below;

               (vii) Access to the secretarial services of Ms. Peggy Hamilton for a period of ninety days after execution of this Agreement; and

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               (viii) Payment of Mr. McMullen's Fourth Quarter Bonus for the time period ending on June 27, 1997.

          (b) With respect to the payments and benefits described in (i) through (viii) above, Mr. McMullen acknowledges that to the extent any of those benefits constitute income, they shall be treated as such by the Company through issuance of appropriate notices, including Forms 1099, and Mr. McMullen agrees that he shall be solely responsible for any tax liability that is imposed in connection with these payments and benefits. The parties agree that the payments and benefits described in (i) through (vii) above are not subject to any special excise tax and the Company intends to file all related documents consistent with that position, provided, however, that the Company, its successors and assigns, shall not have liability to or be required to indemnify Mr. McMullen under any circumstances for any special excise tax or other withholding obligations;

          (c) From and after the Termination Date, Mr. McMullen shall have no obligation to mitigate damages, to seek or obtain other employment, or to provide services on a self-employed basis, nor shall the amounts payable to Mr. McMullen under this Agreement be reduced by any amounts earned by Mr. McMullen; provided, however, that Mr. McMullen's coverage under the Company's welfare benefit plans will terminate when Mr. McMullen becomes eligible to be covered under any employee benefit plan made available by another employer and covering the same type of benefits (without exclusion for pre-existing conditions). Mr. McMullen shall notify the Company within thirty (30) days after the commencement of any such benefits.

          3    RELEASE.  (a) As a condition to the Company's performance of this
Agreement, except as provided in subsection (c) of this Section 3, Mr. McMullen, on behalf of himself, and his heirs, executors, administrators, successors, agents and assigns, hereby

               (i) acknowledges that the payments and continuing benefits set forth in Section 2(a) constitute valid consideration for this Agreement, satisfy in full any and all of Mr. McMullen's rights with respect to the Employment Agreement, the Change In Control Agreement, the Performance Share Plan Agreement under the Company's Long Term Performance Compensation Program (Amended and Restated as of June 24, 1996), the Performance Share Award Agreement, all other agreements between Mr. McMullen and the Company, made on or prior to the Terminate Date, Mr. McMullen's employment with the Company, its successors and assigns, accrued through the Termination Date, the termination of such employment, and the discharge in full of all of the obligations of the Company, its successors and assigns, to Mr. McMullen including, without limitation, salary or vested or accrued vacation pay, bonuses, benefits, perquisites and any amounts payable under any other plan, policy or agreement entered into, provided by or relating to the Company, its successors and assigns; and

               (ii) fully releases and forever discharges the Company, JP Foodservice, Inc. and their respective past, present and future affiliates, divisions,

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subsidiaries, facilities, parents, predecessors, successors and assigns, and each of their officers, directors, managers, shareholders, agents, representatives, attorneys and employees, (hereinafter collectively referred to as the "Released Parties"), from any claims, demands, liabilities, obligations, charges, damages and causes of action, known or unknown, fixed or contingent, suspected or unsuspected, which occurred or arose or which relate to, are in connection with, or are in consequence of, any act, failure to act, decision, matter, event, occurrence, or thing whatsoever arising from the beginning of time up to and including the Effective Date set forth in
Section 9 with respect to Mr. McMullen's position as an employee, stockholder, officer or director, and every other capacity of Mr. McMullen whatsoever, or with respect to his employment or termination of employment with the Company, its successors and assigns, or any policy, practice, plan or program of the Company, its successors or assigns, or which may be based upon, related to, or connected therewith, including, but not limited to, any claim or action under any of the following (as amended): Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, the National Labor Relations Act, the Fair Labor Standards Act, the Employee Retirement Income Security Act, the Labor Management Relations Act, the Age Discrimination in Employment Act ("ADEA"), the Older Workers Benefit Protection Act, the Civil Rights Act of 1991, the Worker Adjustment and Retraining Notification Act, the Americans with Disabilities Act, the Pennsylvania Human Rights Act, the Pennsylvania Wage Payment and Collection Act, all federal, state and local antidiscrimination statutes, federal common law, state common law, and/or any federal, state or local statute, law, ordinance, regulation or order, and claims under any express or implied contract which Mr. McMullen or his heirs, executors, administrators, successors, agents or assigns may claim exist or existed with the Company, its successors or assigns, or against any of the Released Parties.

               (iii) agrees that the release set forth in this Section 3(a)(ii) shall also specifically and expressly apply to and forever discharge any claims, demands, liabilities, obligations, charges, damages and causes of action, known or unknown, fixed or contingent, suspected or unsuspected, whether as an employee, shareholder, officer, director, and every other capacity, relating in any way to: (a) the Approval of the Board of Directors of the Company to merge with JP Foodservice, Inc. ("Company Merger Approval"); (b) the Approval by the Board of Directors of JP Foodservice, Inc. to merge with the Company ("JP Merger Approval"); (c) the Agreement and Plan of Merger by and among JP Foodservice, Inc., Hudson Acquisition Corp. and Rykoff-Sexton, Inc. dated as of June 30, 1997 ("Merger Agreement"); (d) the merger between the Company and JP Foodservice, Inc. ("Merger"); (e) the Exchange of Stock between the Company and JP Foodservice, Inc. in connection with the Merger; and (f) any act, failure to act, decision, approval, rejection, denial, matter, event, occurrence or thing whatsoever by the Company, its successors or assigns, arising from, related to, resulting from, as a consequence of, or in connection with the Company Merger Approval, JP Merger Approval, the Merger Agreement, the Merger or the Exchange of Stock, provided, however that nothing herein shall affect Mr. McMullen's rights to receive the consideration provided in the Merger Agreement in respect of his shares upon the closing of the Merger on the same basis as all other stockholders.

          (b) Mr. McMullen covenants and agrees never to commence, voluntarily aid in any way, prosecute, or authorize to be commenced against any other party, any action or other proceeding based upon any claims, demands, causes of action, obligations, damages, or liabilities which are being released by this Agreement. Mr. McMullen declares that, prior to the execution of this Agreement, he has apprised himself of sufficient relevant data, either through experts or other sources of his own selection, in order that he might intelligently exercise his judgment in deciding whether to execute, and in deciding on the contents of, this Agreement. Mr. McMullen further declares that his decision is not predicated on or influenced by any declaration or representations of the Company, its successors or assigns, or any predecessors in interest. Mr. McMullen states that the contents of this Agreement have been explained to him by his counsel and that this document is executed voluntarily with full knowledge of its significance.

          (c) Except as expressly set forth herein, this Agreement supersedes the Employment Agreement, the Change In Control Agreement, the Performance Share Plan Agreement under the Company's Long Term Performance Compensation Program (Amended and Restated as of June 24, 1996), the Performance Share Award Agreement, and all other agreements between Mr. McMullen and the Company, its successors or assigns made on or prior to the Termination Date, provided, however, that this release does not affect any rights that Mr. McMullen may have
(i) under applicable law which cannot be waived pursuant to this Agreement; or
(ii) pursuant to this Agreement.

          (d) Subject to the provisions of Section 13(b), the Company and its subsidiaries hereby fully release and forever discharge Mr. McMullen, and his heirs, executors, administrators, successors and assigns, from any and all claims, demands, liabilities, obligations, charges, damages and causes of action, known or unknown, fixed or contingent, suspected or unsuspected, with respect to Mr. McMullen's employment or directorship with the Company or its subsidiaries arising from the beginning of time up to and including the Effective Date set forth in Section 9, including, notwithstanding the exclusions set forth below, those arising from disclosures, if any, made by Mr. McMullen of information relating to the existence of and terms of the Merger. This release shall not include or extend to (i) any liability for presently unknown acts of Mr. McMullen finally determined by a court to violate federal, state or local law, including, but not limited to, state and federal securities laws; (ii) any liability for presently unknown acts of Mr. McMullen which constitute fraud;
(iii) any rights or obligations under applicable law which cannot be waived or released pursuant to this Agreement; or (iv) any rights or remedies the Company, its successors or assigns, may have under this Agreement. When used herein, the phrase "presently unknown acts" shall mean the specific acts for which the majority of either the Executive Committee (excluding Frank Bevevino) or the Board of Directors of the Company (excluding Frank Bevevino) did not have actual knowledge on or before July 18, 1997, but does not include the specific enumerated acts described in the letter from Mark Van Stekelenburg to Phillip H. Werner dated as of July 18, 1997, identified as a letter pursuant to Section 3(d) of Release and Settlement Agreements dated July 18, 1997.

          4    NO ADMISSION.  Nothing in this Agreement shall be construed as an admission by any party as to any liability.

          5    NON-DISPARAGEMENT AND OTHER MATTERS.  (a)  Except as may be
required by law, Mr. McMullen agrees that he shall:

          (i) not waive any privileges or confidences that the Company, its successors or assigns may have with respect to any information or communications with its attorneys or accountants;

          (ii) not disclose to any person the terms of this Agreement excepting disclosures to (A) Mr. McMullen's immediate family members; (B) persons undertaking an evaluation of Mr. McMullen for purposes of extending credit to him; and (C) Mr. McMullen's attorneys, accountants and financial advisors; and
(D) as may be necessary to enforce the terms of this Agreement.

          (iii) not encourage or promote litigation against the Company, its successors or assigns;

          (iv) not communicate with any person, or the attorney or representative of any person, who Mr. McMullen reasonably believes to be contemplating or pursuing litigation against the Company, its successors or assigns. Nothing contained herein shall be deemed to prohibit Mr. McMullen from communicating (A) with any attorney regarding his personal affairs; and
(B) responding to, and complying with, any subpoena served upon Mr. McMullen; provided, however, that Mr. McMullen shall first notify the Company immediately of his receipt of any such subpoena pursuant to Section 14(f) by facsimile and overnight carrier;

          (v) Mr. McMullen acknowledges that his obligation to provide assistance to the Company, consistent with Section 11 of the Employment Agreement, is in effect and will continue to be in effect subsequent to the execution of this Agreement. The Company and Mr. McMullen agree that Mr. McMullen shall be available to render consulting services upon the request of the Company, provided that Mr. McMullen shall not be obligated to render such services for more than five days during any six-week period. Mr. McMullen shall be entitled to reimbursement for all out-of-pocket expenses. Fees for this consulting services will be negotiated on a basis consistent with the services provided; however, Mr. McMullen expressly agrees that he will not seek fees for the first five days of consulting he is requested to perform by the Company, its successors or assigns;

          (vi)  cooperate with the Company, its successors and assigns, in:
(A) its investigation, defense or prosecution of any potential or actual claim, charge or suit, or investigation by or against the Company, its successors or assigns; and (B) any inquiry, review or investigation of business matters or undertakings of the Company, its successors or assigns. As used herein, the term "cooperate" means: (A) making himself available from time to time for meetings with counsel to the Company, its successors and assigns at the Company's reasonable request; (B) not communicating with parties known to be adverse to the Company, its successors or assigns, or their counsel, except by way of deposition or trial testimony, or purely social communications; (C) making himself available for depositions and trial testimony upon the reasonable instruction of counsel to the Company, it successors or assigns; and (D) executing those documents and truthful affidavits requested from time to time by counsel to the Company, its successors or assigns. The Company agrees to reimburse Mr. McMullen for reasonable out of pocket expenses including for travel, hotel and meal expenses, incurred in connection with his cooperation under this Section 5(a)(vi); and

          (vii) to take affirmative steps at the reasonable request of the Company (such steps to be specified by the Company and reasonably acceptable to Mr. McMullen) (i) to encourage key employees of the Company, its successors and assigns, to remain with the Company, its successors or assigns, despite Mr. McMullen's departure, and (ii) to negate any negative impact that his departure may cause.

     (b) From and after the date of this Agreement, neither party shall make any public statements, whether written or oral, or any other statements which such party reasonably believes are likely to become public, which statements disparage or defame the other party.

          6    ADDITIONAL COVENANTS OF MR. MCMULLEN.

          (a) ACKNOWLEDGEMENT. Mr. McMullen recognizes and acknowledges that his employment relationship with the Company has been extraordinary in that, among other things, he has been Executive Vice President of the Company since May 17, 1996. In that position, he had access to and developed confidential or proprietary business information; customer information and lists; costs; prices; earnings; systems; operating procedures; merchandising and marketing plans and methods; the terms of agreement with employees, customers and/or suppliers; personal training and development programs; prospective and executed contracts and other business information of the Company, its successors and assigns methods and strategies; product development ideas and strategies; financial results; strategic plans; proprietary computer and systems software; and other important information relating to the Company and JP Foodservice Inc. Because of that extraordinary relationship and in consideration of the covenants, undertakings and promises of the Company set forth in this Agreement, Mr. McMullen accepts and agrees to be bound by the covenants set forth in this Agreement including but not limited to the promises of this Section 6. Mr. McMullen understands that the Company would not enter into this Agreement if Mr. McMullen did not expressly agree to each of the covenants, undertakings and promises set forth herein, including but not limited to the provisions of this
Section 6.  Mr. McMullen acknowledges the broad scope of the covenants in this
Section 6, but agrees that such covenants are reasonable in light of the scope of the duties he performed for the Company and the extraordinary relationship he had with the Company and its predecessor. Mr. McMullen further acknowledges and agrees that the covenants

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contained in this Agreement do not unreasonably restrict his employment opportunities or unduly burden or deprive him financially.

          (b) COMPETITION. During the period from the Termination Date through the three-year period referenced in Section 2(a)(ii) (hereinafter referred to as the "Restricted Period"), Mr. McMullen shall not, directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or be a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to, any business, firm, corporation, partnership or other entity anywhere in the United States of America (including, without limitation, SYSCO Corporation, Alliant (formerly Kraft) Corporation, JP Foodservice Inc., PYA/Monarch, MBM Corporation, ProSource, Inc., Ameriserve, Inc. and Marriott Distribution Services) which engages in the Restricted Business as defined in Section 10 of the Employment Agreement, including but not limited to the current business conducted by JP Foodservice Inc. For purposes of this Section, the term "ownership" does not include ownership of less than a 5% passive interest in such business, firm, corporation, partnership or other entity.

          (c) SOLICITATION OF CUSTOMERS. During the Restricted Period, Mr. McMullen shall not, directly or indirectly, for his own account or as proprietor, stockholder, member, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Company, its successors or assigns, sell, broker or solicit or assist in the offer to sell, broker or solicit, any orders for the purchase of any foodstuffs or other products sold by the Company, its successors or assigns during the "Measuring Period", which is the three year period preceding the date of termination of employment with the Company (hereinafter referred to as "Products") to or from any person, corporation or other entity which was a customer of the Company, its successors or assigns at any time during the Measuring Period. For purposes of this Agreement,
"customer of the Company" means and includes: (i) any and all persons, business, corporations, partnerships or other entities which during the Measuring Period and/or the Restricted Period (A) have done business with the Company, its successors or assigns, as a customer, (B) have been contacted by the Company, its successors or assigns, for the purpose of purchasing products or services, or (C) have preexisting business relationships and/or dealings with Mr. McMullen when his employment with the Company terminates; and (ii) all persons,
businesses, corporations, partnerships   or other business, entities which
control, or are controlled by the same person, corporation, partnership or other entity which controls any such customer of the Company, its successors or assigns. For purposes of this Agreement, "customers" includes food service brokers, prospective customers and referral sources of customers.

          (d) SOLICITATION OF EMPLOYEES. During the Restricted Period, Mr. McMullen shall not, directly or indirectly, for his own account or as proprietor, stockholder, partner, director, officer, employee, agent or otherwise for or on behalf of any person, business, firm, corporation, partnership or other entity other than the Company solicit any person who at any time during the three-month period prior to the

Effective Date and at any time thereafter was or is an employee of the Company, its successors or assigns (with the exception of Frank Bevevino and the employee acting as Mr. McMullen's secretary as of the Termination Date), for employment with any person, business, firm, corporation, partnership or other entity other than the Company or hire any employee of the Company, its successors or assigns, either directly or for or on behalf of any person, business, firm or corporation, partnership or other entity other than the Company.

          (e) CONFIDENTIAL INFORMATION. From and after the date of this Agreement, Mr. McMullen shall not at any time, directly or indirectly, use or disclose, make known, divulge, reveal or furnish to any person, business, firm, corporation, partnership or other entity, any confidential or proprietary information concerning the Company, its successor and assigns or their business, suppliers or customers except as required by law or to personal advisors, who are not in the food service industry and who are not customers, suppliers or employees of the Company, its successors or assigns, for purposes of enforcing or interpreting this Agreement, provided that such advisors (other than legal counsel) execute a confidentiality agreement in form and substance agreeable to the Company, its successors or assigns, prior to disclosure of such confidential information. All information, except public information, whether written or otherwise, regarding the business of Company, its successors and assigns, including but not limited to, information regarding customers, customer information and lists; costs, prices, earnings, systems, operating procedures, merchandising and marketing plans and methods; the terms of agreement with employees, customers and/or suppliers; personal training and development programs, prospective and executed contracts and other business information of the Company, its successors and assigns methods and strategies; product development ideas and strategies; financial results; strategic plans; proprietary computer and systems software; and other non-public important information relating to the Company arrangements, and sources of supply are presumed to be confidential information of the Company, its successors and assigns for purposes of this Agreement. Mr. McMullen agrees to return to the Company all books, records, lists and other written, typed or printed materials, whether furnished by the Company or prepared by Mr. McMullen, which contain any confidential information relating to the Company, its successors and assigns, or their business, suppliers or customers, promptly upon execution of this Agreement, and Mr. McMullen shall neither make nor retain any copies of such materials without the prior written consent of the Board of Directors of the Company.

          (f) NOTICE OF OBLIGATIONS. Mr. McMullen hereby consents to the notification of persons or entities of Mr. McMullen's obligations under this Agreement when the Company, its successors or assigns, reasonably believe that Mr. McMullen's activities are likely to be restricted by this Agreement. The Company's rights under this Section 6(f) shall be in addition to and not in preemption of all other rights and privileges the Company, its successors and assigns, may have under general legal and equitable principles, or by statute or common law.

          (g) CUMULATIVE PROVISIONS. The covenants and agreements contained in this Section 6 are independent of each other and cumulative.

          (h) BINDING EFFECT: THIRD PARTY BENEFICIARIES. The provisions of this Section 6 shall inure to the benefit of the Company, its successors and assigns. The provisions of this Section 6 shall inure to the benefit of and be binding upon Mr. McMullen, his heirs, personal representatives, successor and assigns.

          (i) REMEDIES FOR BREACH. Mr. McMullen further acknowledges and agrees that his obligations under this Agreement are unique and that any breach or threatened breach of such obligations may result in irreparable harm and substantial damages to the Company, its successors and assigns. Accordingly, in the event of a breach or threatened breach by Mr. McMullen of any of the provisions of this Agreement, the Company, its successors and assigns shall have the right, in addition to exercising any other remedies at law or equity which may be available to it under this Agreement or otherwise to: (i) obtain
EX PARTE, preliminary, interlocutory, temporary or permanent injunctive relief, specific performance and other equitable remedies in any court of competent jurisdiction to prevent Mr. McMullen from violating such provision or provisions or to prevent the continuance of any violation thereof, TOGETHER WITH an award or judgment for any and all damages, losses, liabilities, expenses and costs incurred by the Company, its successors and assigns as a result of such breach or threatened breach including, but not limited to attorneys' fees incurred by the Company, its successors and assigns in connection with, or as a result of, the enforcement of this Agreement; and (ii) discontinue any or all of the consideration provided in Section 2 of this Agreement. The parties expressly agree that the arbitration provision set forth in Section 13 of the Employment Agreement is no longer binding on the parties and has been superseded by this Agreement.

          (j)  DIVISIBILITY.  Mr. McMullen agrees that the provisions of this
Section 6 are divisible and separable so that if any provision or provisions hereof shall be held to be unreasonable, unlawful or unenforceable, such holding shall not impair the remaining provisions hereof. If any provision hereof is held to be unreasonable, unlawful or unenforceable in duration, geographical scope or character of restriction by any court of competent jurisdiction, it is the express desire and agreement of Mr. McMullen that such provision shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent permitted by law, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to enforce any such provision or portion thereof or to modify any such provision or portion thereof in order that any such provision or portion thereof shall be enforced by such court to the fullest extent permitted by applicable law.

          (k) NONIMPAIRMENT OF OBLIGATIONS. Mr. McMullen agrees that his obligations under Sections 5 and 6 are in addition to, and not in limitation or preemption of, all other obligations which Mr. McMullen may have to the Company, its successors and assigns, under general legal and equitable principles or by statute or common law.

          7    ASSERTION OF CLAIMS.  Mr. McMullen represents and warrants, with the understanding that such representation and warranty is material to this transaction, that (a) he is not aware of a person having asserted or having a valid basis to assert, with any federal, state or local judicial or administrative agency or body any claim against the Company, its successors or assigns, of any kind or character based on or arising out of or alleged to be suffered in or as a consequence of Mr. McMullen's employment with the Company, its termination, or his contacts or relationships with the Company or any Released Party, and
(b) Mr. McMullen has no current intention to assert, in any manner or by any means, any such claim before any federal, state or local judicial or administrative agency or body. If any such claim is asserted in the future by Mr. McMullen or any person or entity authorized by Mr. McMullen to do so, Mr. McMullen agrees and acknowledges that this Agreement and release set forth in Section 3 hereof shall act as a total and complete bar to his reemployment or to recovery of any sum or amount whatsoever from the Company, its successors or assigns, whether labeled "award, liability, damages, judgment, back pay, wages, or fine" or otherwise resulting directly or indirectly from any lawsuit, remedy, charge or complaint whether brought privately by him or by any one else, including any federal, state or local agency, whether or not on his behalf or at his request.

          8    REEMPLOYMENT.  Mr. McMullen hereby releases and waives any and all rights or claims he may have to reemployment by the Company, its successors and assigns, and agrees that he shall not reapply for any position with the Company, its successors or assigns.

          9    CONSIDERATION OF TERMS AND EFFECTIVE DATE.

          MR. MCMULLEN ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT, THAT HE KNOWS AND UNDERSTANDS THE CONTENTS THEREOF AND THAT HE EXECUTES THE SAME AS HIS OWN FREE, KNOWING AND VOLUNTARY ACT AND DEED. MR. MCMULLEN FURTHER REPRESENTS AND ACKNOWLEDGES THAT HE HAS BEEN ADVISED BY THE COMPANY IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT IF HE CHOSE TO DO SO, THAT HE HAS HAD AN OPPORTUNITY TO CONSULT FULLY WITH HIS PERSONAL ATTORNEY REGARDING THE TERMS OF THIS AGREEMENT, THAT HE FULLY UNDERSTANDS THE TERMS, CONDITIONS, AND FINAL BINDING EFFECT OF THIS AGREEMENT, AND THAT THE RELEASE CONTAINED HEREIN IS A RELEASE OF ALL CLAIMS WITH FINAL AND BINDING EFFECT.

          MR. MCMULLEN ACKNOWLEDGES THAT HE HAS BEEN GIVEN A PERIOD OF AT LEAST 21 DAYS WITHIN WHICH TO CONSIDER THIS AGREEMENT PRIOR TO HIS EXECUTION HEREOF. FURTHERMORE, IT IS AGREED THAT MR. MCMULLEN SHALL HAVE THE RIGHT TO REVOKE THIS AGREEMENT BY WRITTEN NOTICE TO THE COMPANY WITHIN SEVEN DAYS FOLLOWING ITS EXECUTION. FOR THIS REVOCATION TO BE EFFECTIVE, WRITTEN NOTICE MUST BE RECEIVED BY THE COMPANY'S

CHIEF EXECUTIVE OFFICER NO LATER THAN THE CLOSE OF BUSINESS ON THE SEVENTH DAY AFTER MR. MCMULLEN SIGNS THIS AGREEMENT.

          IF MR. MCMULLEN DOES SO REVOKE, THIS AGREEMENT WILL BE NULL AND VOID AND, SUBJECT TO APPLICABLE LAW, THE COMPANY SHALL HAVE NO OBLIGATION WHATSOEVER TO MR. MCMULLEN, AND MR. MCMULLEN WILL NOT RECEIVE THE CONSIDERATION DESCRIBED IN SECTION 2.

          THIS AGREEMENT SHALL NOT BECOME EFFECTIVE AND ENFORCEABLE UNTIL AFTER THE EXPIRATION OF THIS SEVEN-DAY REVOCATION PERIOD; AFTER SUCH TIME, IF THERE HAS BEEN NO REVOCATION, THIS AGREEMENT SHALL BE FULLY EFFECTIVE AND ENFORCEABLE. IF THIS AGREEMENT IS REVOKED BY MR. MCMULLEN IN ACCORDANCE WITH THIS SECTION 9, MR. MCMULLEN SHALL RETURN TO THE COMPANY ALL CONSIDERATION AND BENEFITS PROVIDED BY THE COMPANY TO WHICH MR. MCMULLEN WOULD NOT BE ENTITLED ABSENT THIS AGREEMENT.

          10   ACKNOWLEDGEMENT AND CONSIDERATION.  The consideration described in Section 2 is being provided in return for Mr. McMullen's accepting the terms of this Agreement, including but not limited to the covenants set forth in
Section 6 as well as the giving of a release, a covenant not to sue, and not revoking under Section 9 so that this Agreement becomes effective. Mr. McMullen acknowledges that the payments and agreements set forth in Section 2 constitute adequate consideration supporting his obligations and releases given under this Agreement.

          11   LEGAL FEES AND EXPENSES.  In the event of litigation between the parties regarding interpretation or enforcement of this Agreement, the parties agree that the prevailing party shall be entitled to recover reasonable attorneys' and related fees and expenses incurred in connection with the litigation. The parties expressly agree that this provision modifies and supersedes Section 21 of the Employment Agreement.

          12   NO AUTHORITY OR RESPONSIBILITY.  Mr. McMullen acknowledges that he shall have no supervisory, managerial or agency responsibility or authority from and after the Termination Date and agrees not to involve himself in any activities of the Company, except as may be requested by the Chairman and Chief Executive Officer of the Company. Mr. McMullen also acknowledges that effective as of the Termination Date, he does not have authority to bind the Company, its successors or assigns to any contracts or commitments and agrees that he shall not create any obligation for or bind or attempt to bind the Company, its successors or assigns, in any manner whatsoever.

          13   INDEMNIFICATION.  (a)  This Agreement shall not affect Mr.
McMullen's rights to coverage or indemnification under the charter or by-laws of the Company or policies of insurance as in effect on or prior to the Termination Date, with respect to acts of commission or omission or events occurring on or prior to the Termination Date; and

          (b) Mr. McMullen shall indemnify the Company, its successors or assigns, for monetary expense or loss arising out of a claim brought by a third party or governmental investigation based upon any breach of the confidentiality provisions of his Employment Agreement, to the extent that such claim or investigation arises directly from facts in existence prior to the Termination Date but not known to the Company (defined as "presently unknown acts" in Section 3(d) above), and are not otherwise covered by the Company's insurance policies, except policies of self-insurance or risk retention.

          14   MISCELLANEOUS.

          (a) AFFILIATE DEFINITION. "Affiliate" shall mean any person, firm or corporation which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the persons specified.

          (b) COMPANY, SUCCESSORS AND ASSIGNS DEFINITIONS. "The Company, its successors and assigns" shall mean the Company and its past, present and future affiliates, divisions, subsidiaries, facilities, parents, successors, predecessors and assigns, and their respective past, present and future officers, directors, managers, shareholders, agents, representatives, attorneys and employees. "The Company, its successors or assigns" shall mean the Company and/or its past, present and future affiliates, divisions, subsidiaries, facilities, parents, successors, predecessors and assigns, and their respective past, present and future officers, directors, managers, shareholders, agents, representatives, attorneys and employees.

          (c) AMENDMENTS. This Agreement may be amended only by a writing executed by each of the parties hereto.

          (d) ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, between the parties other than any confidentiality agreement executed by Mr. McMullen while an employee of the Company.

          (e) LAW AND INTERPRETATION. This Agreement shall be governed by, construed and interpreted in accordance with the laws of the State of Pennsylvania. With respect to each and every term and condition in this Agreement, the parties understand and agree that the same have or has been mutually negotiated, prepared and drafted, and that if at any time the parties hereto desire or are required to interpret or construe any such term or condition or any agreement or instrument subject hereto, no consideration shall be given to the issue of which party hereto actually prepared, drafted or requested any term or condition of this Agreement or any agreement or instrument subject hereto.

          (f) NOTICES. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given (i) when received if personally delivered, (ii) within 12 hours after being sent by telecopy, with telecopy confirmation, and (iii) when received (as established by written receipt) if sent by established overnight courier to the parties (and to the persons to whom copies shall be sent) at:

  To the Company:          Rykoff-Sexton, Inc.
                           613 Baltimore Drive
                           East Mountain Corporate Center
                           Wilkes-Barre, Pennsylvania 18702-6980
                           Attention:  Mark Van Stekelenburg
                           Telecopy No.: (717) 830-7112


  With a copy to:          Jones, Day, Reavis & Pogue
                           77 West Wacker
                           Chicago, Illinois 60601-1692
                           Attention:  Elizabeth C. Kitslaar
                           Telecopy No.: (312) 782-8585

  To Mr. McMullen:         10 Raeder Avenue
                           Nuangola, PA 18707

  With a copy to:          Morgan, Lewis & Bockius LLP
                           101 Park Avenue
                           New York, NY 10178-0060
                           Attention:  Philip H. Werner
                           Telecopy No.:  212/309-6080

Any party by notice given to the other party in accordance with this
Section 14(e) may change the address or the persons to whom notices or copies thereof shall be directed.

         (g) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

         (h) ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and heirs, as set forth herein, but no rights, obligations or liabilities hereunder shall be assignable by Mr. McMullen without the prior written consent of the Company, its successors and assigns.

         (i) WAIVERS AND AMENDMENTS. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of such right, power or privilege nor any single or partial exercise of any such right, power or privilege, preclude any other further exercise thereof or the exercise of any other such right, power or privilege.

         (j) HEADINGS. The headings in this Agreement are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

         (k) EXPENSE REIMBURSEMENT. The Company will reimburse Mr. McMullen for the reasonable fees of Mr. McMullen's attorney in connection with his resignation, including such attorney's review of this Agreement and consultation with Mr. McMullen on its implications; provided, however, that such fees when combined with those fees incurred by Mr. Bevevino, do not exceed $40,000.

         IN WITNESS WHEREOF, Mr. McMullen has executed, and the Company has caused its duly authorized representative to execute, this Agreement as of the date first above written.


                                       Rykoff-Sexton, Inc.



                                       By /s/
                                          ---------------------------------


                                          /s/ Thomas G. McMullen
                                          ---------------------------------
                                          Thomas G. McMullen

                                                                                                    EXHIBIT A

[LOGO]
-----------------------------------------------------------------------------------------------------------------------------------
STOCK OPTION REPORT - THOMAS G. MCMULLEN                                                                                 25-JUNE-97
-----------------------------------------------------------------------------------------------------------------------------------



                                                                       EXERCISED                           CANCELLED
               GRANT     EXERCISE               VESTED   --------------------------------------------   --------------     SHARES
                DATE     PRICE        SHARES    SHARES   SHARES   DATE   SHARES  DATE    SHARES  DATE     SHARES  DATE  OUTSTANDING
               -----------------------------    ------   --------------------------------------------   --------------  -----------
RSI 1988 STOCK OPTION AND COMPENSATION PLAN
              6/24/96      $14,125     20,000   5,000                                                                        20,000
                                       ------  ------    ------           ------          ------           ------           -------
                                       20,000   5,000                                                                        20,000
                                       ------  ------    ------           ------          ------           ------           -------

USFI 1992 STOCK OPTION PLAN
               9/4/92      $10,540     8,908    8,908    -3,563  11/25/96                                                     5,345
              3/24/95       $3,470     1,489    1,489    -1,489  11/25/96                                                         0
              3/24/95      $10,540     6,796    6,796    -2,718  11/25/96                                                     4,078
                                       ------  ------    ------           ------          ------           ------           -------

                                      17,193   17,193    -7,770                                                               9,423

USFI 1993 STOCK OPTION PLAN
              3/24/95      $14,730     2,621    1,747      -873  11/25/96                                                     1,748
                                       ------  ------    ------           ------          ------           ------           -------
                                       2,621    1,747      -873  11/25/96                                                     1,748

USFI MANAGEMENT STOCK OPTION PLAN
              3/24/95       $9,410     6,646    6,646    -6,646  11/25/96                                                         0
              3/24/95       $9,410     1,453    1,453                                                                         1,453
                                       ------  ------    ------           ------          ------           ------           -------
                                       8,099    8,099    -6,646                                                               1,453


                                      ------   ------    ------           ------          ------           ------           ------

TOTAL FOR THOMAS G. MCMULLEN:         47,913   32,039   -15,289                                                             32,624
                                      ------   ------    ------           ------          ------           ------           ------
                                      ------   ------    ------           ------          ------           ------           ------